UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

In March 2013, AmerisourceBergen Corporation (the “Registrant”) committed to a plan to divest AmerisourceBergen Canada Corporation (“ABCC”) due to the challenging economic environment of Canadian pharmaceutical distribution.  As a result of the planned sale of ABCC, the Registrant classified ABCC’s operating results, net of tax, as discontinued operations for all periods presented in its Form 10-Q for the period ended March 31, 2013.

Attached as Exhibit 99.1 and incorporated by reference into this report, the Registrant has provided unaudited adjusted consolidated Statements of Operations for (a) the fiscal year 2012 quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, (b) the fiscal year ended September 30, 2012, and (c) the fiscal year 2013 quarters ended December 31, 2012 and March 31, 2013.  Attached as Exhibit 99.2 and incorporated by reference into this report, the Registrant has provided unaudited adjusted segment information for (a) the fiscal year 2012 quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, (b) the fiscal year ended September 30, 2012, and (c) the fiscal year 2013 quarters ended December 31, 2012 and March 31, 2013.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Unaudited adjusted consolidated Statements of Operations for (a) the fiscal year 2012 quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, (b) the fiscal year ended September 30, 2012, and (c) the fiscal year 2013 quarters ended December 31, 2012 and March 31, 2013.

99.2            Unaudited adjusted segment information for (a) the fiscal year 2012 quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, (b) the fiscal year ended September 30, 2012, and (c) the fiscal year 2013 quarters ended December 31, 2012 and March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: May 17, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer